As filed with the Securities and Exchange Commission on April 30, 2021 Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M.D.C. HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0622967
(State of Incorporation)	(I.R.S. Employer Identification No.)

4350 South Monaco Street, Suite 500
Denver, Colorado 80237
(Address of Principal Executive Offices)
M.D.C. Holdings, Inc. 2021 Equity Incentive Plan
(Full Title of the Plan)
Joseph H. Fretz, Esq.
Vice President, Secretary and Corporate Counsel
M.D.C. Holdings, Inc.
4350 South Monaco Street, Suite 500
Denver, Colorado 80237
(303) 773-1100
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Garth B. Jensen, Esq.
Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, CO 80202
(303) 297-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	3,000,000 shares	$59.63	$178,890,000	$19,517
(1)    This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)    The offering price of $59.63 per share is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock on April 29, 2021, as reported on the New York Stock Exchange.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by M.D.C. Holdings, Inc. (the “Company”) with the Commission are incorporated by reference into this Registration Statement:
a.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 2, 2021;
b.The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed on April 29, 2021;
c.The Company’s Current Reports on Form 8-K filed on January 7, 2021, January 11, 2021, February 5, 2021, March 26, 2021, and April 28, 2021; and
d.The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3 filed with the Commission on July 12, 2004 (File No. 333-117319), as amended by Forms S-3/A filed with the Commission on August 18, 2004, September 1, 2004 and September 7, 2004.
All reports and other documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.
Item 8. Exhibits

Exhibit No.	Description
4.1
Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on April 27, 2006, and Certificate of Incorporation, dated May 17, 1985, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q dated March 31, 2006).

4.2	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K dated December 31, 2020).
5.1	Opinion of Joseph H. Fretz, Esq.*
10.1	M.D.C. Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated April 28, 2021).
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Joseph H. Fretz, Esq. (included in Exhibit 5.1).*
24.1	Power of Attorney.*

*    Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 30th day of April, 2021.
M.D.C. HOLDINGS, INC.

By:    /s/ Rebecca B. Givens
Rebecca B. Givens
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman	April 30, 2021
Larry A. Mizel	(principal executive officer)

*	Director, President and Chief Executive Officer	April 30, 2021
David D. Mandarich

/s/ Robert N. Martin	Senior Vice President, Chief Financial Officer	April 30, 2021
Robert N. Martin	(principal financial officer)

/s/ Staci M. Woolsey	Vice President, Controller and Chief Accounting	April 30, 2021
Staci M. Woolsey	Officer (principal accounting officer)

*	Director	April 30, 2021
Raymond T. Baker

*	Director	April 30, 2021
Michael A. Berman

*	Director	April 30, 2021
David E. Blackford

*	Director	April 30, 2021
Herbert T. Buchwald

*	Director	April 30, 2021
Leslie B. Fox

*	Director	April 30, 2021
Courtney L. Mizel

*	Director	April 30, 2021
Paris G. Reece III

*	Director	April 30, 2021
David Siegel

*By:	/s/ Joseph H. Fretz
Joseph H. Fretz, Attorney-in-Fact

II-2